Exhibit 23.7

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

August 29, 2012

Petróleo Brasileiro S.A.—Petrobras
Av. República do Chile, 65
Rio de Janeiro, RJ 20031-912
Brazil

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth in the Registration Statement on Form F-3, filed on the date hereof by Petróleo Brasileiro S.A.—Petrobras and Petrobras International Finance Company (together, the Registrants), under the heading “Experts,” and to the incorporation by reference of the other references to our firm contained under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the Company –Additional Reserves and Production Information – Internal Controls Over Proved Reserves,” and “Item 19 – Exhibits” in the Annual Report on Form 20-F of the Registrants for the year ended December 31, 2011.

Very truly yours, /s/ DeGOLYER and MacNAUGHTON DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716